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                                                                    Exhibit 99.1

                                  Certification

Pursuant to 18 U.S.C. (S) 1350, the undersigned officer of Mine Safety Appliances Company (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of
Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 8, 2002                         /s/ John T. Ryan III

                                                 Name:   John T. Ryan III
                                                 Title:  Chief Executive Officer

This certification is furnished solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Report or as a separate disclosure document.